EXHIBIT 3 (i) - CERTIFICATE OF INCORPORATION, AS AMENDED
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                          CERTIFICATE OF INCORPORATION
                                       OF
                      THE FIRST OF LONG ISLAND CORPORATION
                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

         I, the undersigned, being a person of the age of eighteen years or older, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

                                      FIRST
                                      NAME

     The name of the corporation is The First of Long Island Corporation.

                                     SECOND
                                BUSINESS PURPOSES

     The purposes for which this corporation is formed are as follows:

     a. General business purposes including, but not limited to, holding the stock of The First National Bank of Long Island, New York, and managing the affairs of said Bank.

     b. To engage in any lawful act or activity for which a corporation may be organized under the New York Business Corporation Law.

     c. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by this Certificate of Incorporation.

                                     THIRD
                                CORPORATE OFFICE

     The office of the corporation is to be located within the Town of Oyster Bay, County of Nassau, State of New York.

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                                     FOURTH
                                     AGENT

     SECTION 1. The Secretary of State is designated as the agent of the corporation upon whom process may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o The First National Bank of Long Island, 10 Glen Head Road, Glen Head, New York 11545.

     SECTION 2. The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are The First National Bank of Long Island, a corporation organized under the laws of the United States, located at 10 Glen Head Road, Glen Head, New York 11545.

                                     FIFTH
                                 CAPITAL STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 20,000,000 shares, par value $.10 each, which shall be known as "common stock."

     a. The holders of the common stock shall be entitled to receive dividends when and as legally declared by the Board of Directors.

     b. The common stock may be allotted as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of New York, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of
          the  following:   the  dividend  rate,  the  redemption   price,   the
          liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof. The Board of Directors shall also have the power to issue shares of stock of the corporation for cash, services, property, the securities or assets of other business enterprises, as it may from time to time deem expedient.
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     c.   At all  elections of directors of the  corporation,  each  stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     d. No holder of stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the stock of the corporation of any class, or any right of subscription to any part thereof.

                                     SIXTH
                               BOARD OF DIRECTORS

     SECTION 1. The management and conduct of the business of the corporation shall be vested in a Board of Directors, which shall consist of such number of directors, not less than the minimum permitted by law, as shall be fixed in the Bylaws, or in the absence of such provision in the Bylaws, as shall be determined by the shareholders at any annual or special meeting thereof.

     SECTION 2. The Board of Directors shall be divided into two classes, Class I, and Class II, which shall be as nearly equal in number as possible, and no class shall include less than three directors. Each director shall serve for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1985; and each initial director in Class II shall hold office until the annual meeting of stockholders in 1986.
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     SECTION  3. In the event of any  increase  or  decrease  in the  authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal for cause, (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors between the two classes of directors so as to maintain such classes as nearly equal as possible, and (iii) when the number of directors is increased by the board and any newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

     SECTION 4. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal for cause of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other class if there is no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been duly elected and qualified.

     SECTION 5. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause. As used herein, "cause" shall mean either (i) a felony conviction no longer subject to appeal; (ii) a final adjudication of negligent or improper conduct in the performance of the director's duty to the corporation; or (iii) a final order of removal from office no longer subject to review, duly issued by the appropriate federal banking agency.

     SECTION 6. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the New York Business Corporation Law as the same exists or may hereafter be amended. Any repeal or

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modification of the foregoing  provision by the  stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     SECTION 7. The affirmative vote of the holders of 70% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article Sixth of this Certificate of Incorporation.

                                    SEVENTH
                             BUSINESS COMBINATIONS

     PART A. For the purpose of this Article  Seventh:

     SECTION 1. Any shares of Voting Stock of this corporation which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement,
(ii) by reason of tenders of shares by stockholders of the corporation in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

     SECTION 2. The term  "Business  Combination"  shall mean:

a. Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this corporation or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into this corporation or a Subsidiary;

b. Any sale, lease, exchange, transfer, distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);
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c.   The purchase,  exchange,  lease or other  acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the Assets or business of a Major Stockholder;

d. The issuance of any securities, or of any rights, warrants or options to acquire any securities, of this corporation or a Subsidiary to a Major Stockholder or the acquisition by this corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

e. Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the corporation or any Subsidiary thereof which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the corporation or any Subsidiary thereof; provided, however, that this Section A(2) (e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

f. Any agreement, contract or other arrangement providing for any of the transactions described herein.


     SECTION 3. The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of this corporation immediately prior to the time that any then existing Major Stockholder became a Major Stockholder or (ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors of the corporation.
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     SECTION  4. The term  "Major  Stockholder"  shall  mean any  person  which, together with its Affiliates and Associates and any Person acting in concert therewith, is the beneficial owner of 10% or more of the votes held by the holders of the outstanding shares of the Voting Stock of this corporation, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary of this corporation.

     SECTION 5. The term "Affiliate" shall mean, with respect to a specified Person, a Person who directly or indirectly controls, or is controlled by, or is under common control with, the Person specified.

     SECTION 6. The term "Associate"  means, with respect to a specified Person,
(1) any organization, other than this corporation and its subsidiaries, of which such Person is an officer, partner, or beneficial owner of 10 per cent or more of any class of equity securities, (2) any trust or estate in which such Person has a substantial beneficial interest or as to which serves in a fiduciary capacity, and (3) any relative or spouse of such Person, or relative of such spouse, who has the same home as such Person or who is a director or officer of this corporation or any of its subsidiaries.

     SECTION 7. The term "other consideration to be received" shall include, without limitation, Voting Stock of this corporation retained by its existing stockholders in the event of a Business Combination which is a merger or consolidation in which this corporation is the surviving corporation.

     SECTION 8. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the corporation, any Subsidiary of the corporation or a trustee holding stock for the benefit of employees of the corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person".

     SECTION 9. The term "Subsidiary" shall mean any business entity 50% or more of which is beneficially owned by the corporation.


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     SECTION 10. The term "Substantial Part," as used in reference to the assets of the corporation, of any Subsidiary or of any Major Stockholder means assets having a value of more than 5% of the total consolidated assets of the corporation and its Subsidiaries as of the end of the corporation's most recent fiscal year ending prior to the time the determination is made.

     SECTION 11. The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.

     PART B. Notwithstanding any other provisions of this Certificate of Incorporation and except as set forth in Part C of this Article Seventh, neither the corporation nor any Subsidiary shall be party to a Business Combination unless:

     SECTION 1. The Business Combination was approved by the Board of Directors of the corporation prior to the Major Stockholder involved in the Business Combination becoming a Major Stockholder and by at least 70% of the outstanding Voting Stock of the corporation; or

     SECTION 2. The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors and by at least 70% of the outstanding Voting Stock of the corporation; or

     SECTION 3. The Business Combination was approved by at least 70% of the Continuing Directors of the corporation and by at least 70% of the outstanding Voting Stock of the corporation; or

     SECTION 4. The Business Combination was approved by at least 70% of the outstanding Voting Stock of the corporation and by at least 70% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

     PART C. During the time a Major Stockholder exists, a resolution to voluntarily dissolve the corporation shall be adopted only upon: (1) the vote by at least 70% of the Continuing Directors of the corporation; or (2) the vote by at least 70% of the outstanding Voting Stock of the corporation and by at least 70% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.
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     PART D. As to any particular  transaction,  the Continuing  Directors shall have the power and duty to determine, on the basis of information known to them:

     SECTION 1. The amount of Voting Stock beneficially held by any Person;

     SECTION 2. Whether a Person is an Affiliate or Associate of another;

     SECTION 3. Whether a Person is acting in concert with  another;

     SECTION 4. Whether  the  assets  subject  to  any  Business   Combination
constitute a "Substantial Part" as herein defined;

     SECTION 5. Whether a proposed transaction is subject to the provisions of this Article Seventh; and

     SECTION 6. Such other matters with respect to which a determination is required under this Article Seventh. Any such determination shall be conclusive and binding for all purposes of this Article Seventh.

     PART E. The affirmative vote required by this Article Seventh is in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, this Certificate of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock or any agreement between the corporation and any national securities exchange.

     PART F. Any amendment, change or repeal of this Article Seventh or any other amendment of this Certificate of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article Seventh shall require approval by at least 70% of the outstanding Voting Stock of the corporation and at least 70% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

                                     EIGHTH
                              SHAREHOLDER MEETINGS

     SECTION 1. A quorum for any meeting of shareholders to transact business of this corporation except as otherwise specifically provided herein or by law shall be the presence in person or by proxy of the holder of a majority of the shares of common stock of the corporation and of record on the record date set for the meeting.

     SECTION 2. A special meeting of the shareholders may be held at any time and for any purpose and may only be called by the President or the Board of Directors of the corporation.
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                                      NINTH
                                    AMENDMENT

     Subject to the special provisions set forth in the foregoing Articles of this Certificate of Incorporation, the provisions contained herein may be amended solely upon the approval of the Board of Directors and by the affirmative vote of the holders of seventy percent (70%) of the stock entitled to vote thereon; provided, however, that any of the following changes may be authorized by or pursuant to authorization by the Board of Directors:

     a.   To specify or change the location of the corporation's office.

     b. To specify or change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

     c.   To make, revoke or change the designation of a registered agent.

     d. To make further changes for which the Board of Directors is authorized pursuant to the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has set his hand this 6th day of February, 1984.

                                  /S/ J. WILLIAM JOHNSON
                                  J. William Johnson
                                  c/o The First National Bank of Long Island
                                  10 Glen Head Road
                                  Glen Head, New York 11545